UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2010

VCG HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2010, VCG Holding Corp (the "Company") announced that the Company’s Board of Directors (the "Board") appointed David Levine to fill a vacancy on the Board after recommendations from the Governance and Nominating Committee. Mr. Levine will serve one year, completing the term of Mr. Kenton Sieckman who resigned from the Board on June 30, 2010. Mr. Levine will stand for election at the next annual meeting. Mr. Levine will serve on the Board’s Audit, Compensation, and Governance and Nominating Committees.

Mr. Levine, 62, served as Chairman and Chief Executive Officer of ResortQuest International, a former NYSE-listed company that provided vacation rental, property management, and real estate services. During his tenure (1998-2002), ResortQuest became the industry’s leading brand name, operating 32 integrated companies in 51 resort locations throughout North America and Hawaii. Prior to launching ResortQuest, Mr. Levine served as President and Chief Operating Officer (1994-1998) of Equity Inns, Inc., a former NYSE-listed REIT that specialized in lodging-related acquisitions. Mr. Levine grew the Equity Inns portfolio from eight to over 100 properties throughout the United States. Concurrently, he was President and Chief Operating Officer of Trust Management, Inc., which provided pre-opening and management services for properties owned by Equity Inns and others. From 1985-1994, Mr. Levine founded and served as President of North American Hospitality, Inc., a hotel company that specialized in management and consulting services. Prior to that, he held senior marketing and operations management positions with the international and domestic divisions of Holiday Inns, Inc., Intercontinental Hotels Corporation, and the E.F. MacDonald Incentive Travel Company.

Mr. Levine has served as Director and Chairman of the Finance Committee for the Memphis Development Foundation and the Historic Orpheum Theater. In addition, he served as Regional Director of the United States Ski and Snowboard Team Foundation, was a member of the New York Hospitality Council and the President’s Council of Promus Hotels, and was a visiting professor at Michigan State University School of Business.

The Board has made a determination that Mr. Levine would be an independent member of the Board and appointed him to the Audit Committee. Therefore, the Company regained compliance with both the requirements set forth in NASDAQ Marketplace Rule 5605(b)(1) requiring the Board to have a majority of independent directors and NASDAQ Marketplace Rule 5605(c)(2)(A) requiring listed companies to have at least three Audit Committee members.

Item 8.01 Other Events.

On July 9, 2010, the Company issued a press release announcing the appointment of David Levine to the Board. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Identification of Exhibits
99.1 Press Release dated July 9, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

July 9, 2010	By:	Troy Lowrie

Name: Troy Lowrie
Title: CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 9, 2010